EXHIBIT 99.2

CERTIFICATE OF MERGER
OF
NEXT, INC.
INTO
SPORTING MAGIC, INC.

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “Act”), Sporting Magic, Inc. (“Sporting Magic”), a Delaware corporation hereby adopts the following Certificate of Merger for the purpose of merging Next, Inc. (“Next”), a Delaware corporation, with and into Sporting Magic (the “Merger”):

FIRST: The name of the constituent corporations are Sporting Magic, Inc., a Delaware corporation and Next, Inc., a Delaware corporation.

SECOND: An Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A, has been approved, adopted, certified, executed and acknowledged in accordance with Section 252 of the Act.

THIRD: The name of the Surviving Corporation is Sporting Magic, Inc.

FOURTH: The certificate of incorporation of Sporting Magic shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation at 7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421.

SIXTH: A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of Next or Sporting Magic.

SEVENTH: The authorized capital stock of the non-surviving corporation is 50,000,000 shares of common stock, par value $.0001 per share and 10,000,000 shares of preferred stock, par value $.0001 per share.

EIGHTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Delaware Secretary of State.

Executed on this 18th day of December, 2002.

SPORTING MAGIC, INC. a Delaware Corporation

By:	/S/ DANNY F. COOKE
Danny F. Cooke Chairman